Exhibit 99.1

OFS CAPITAL CORPORATION

FOR IMMEDIATE RELEASE

Mary Jensen, Vice President – Investor Relations

323.860.7485 or mjensen@ofsmanagement.com

OFS CAPITAL CORPORATION ANNOUNCES

SECOND QUARTER 2013 FINANCIAL RESULTS

Rolling Meadows, IL—August 7, 2013—OFS Capital Corporation (NASDAQ: OFS) (“OFS Capital” or the “Company”) today announced its financial results for the fiscal quarter ended June 30, 2013, OFS Capital’s second full quarter of operations following its initial public offering (“IPO”) in November 2012.

HIGHLIGHTS

($ in millions, except for per share data)

June 30, 2013
Portfolio Results
Investments, at fair value	$228.3
Total assets	$242.4
Net assets	$142.0
Net asset value per share	$14.76
Weighted average yield on debt investments	7.23%

	Quarter Ended June 30,
	2013	2012
Operating Results
Total investment income	$4.2	$4.5
Net investment income	$1.5	$1.1
Net increase (decrease) in net assets resulting from operations	$3.3	$(0.4)

Portfolio Activity
Investments in new portfolio companies, at par	$9.0	$8.1
Number of new portfolio companies	2	3
Number of portfolio companies at end of period	57	49

Other Key Data Points

•	On July 31, 2013, OFS Capital paid a second quarter 2013 dividend of $0.34 per share to shareholders of record as of July 17, 2013.

•	The aggregate fair value of OFS Capital’s investment assets was 99.4% of cost at June 30, 2013.

OFS Capital Corporation

Q2-2013 Earnings Press Release

“We are focused on keeping our OFS Capital WM senior loan subsidiary fully invested in senior secured floating rate assets, which have enhanced the earnings of OFS Capital,” said Glenn Pittson, Chairman and Chief Executive Officer of OFS Capital. “At the same time, and as we announced last week, we are making progress towards our goal of converting our Tamarix Capital Partners, L.P. investment into a drop-down small business investment company fund within OFS Capital.”

PORTFOLIO AND INVESTMENT ACTIVITY

During the second quarter of 2013, OFS Capital closed senior secured debt investments totaling $9.0 million in two new portfolio companies. Tamarix Capital Partners, L.P. (the “SBIC Fund”) closed a first lien debt investment with a face amount of $5.0 million in one new portfolio company, in which it also obtained an equity stake at no cost.

The total fair value of OFS Capital’s investment portfolio was $228.3 million as of June 30, 2013, including $220.0 million in senior secured debt investments in 56 portfolio companies held in the OFS Capital WM, LLC senior loan vehicle (“OFS Capital WM”) (with a 7.23% weighted average yield to fair value) and an equity investment in the SBIC Fund with a fair value of $8.3 million, representing the Company’s 67.5% limited partnership interest in the SBIC Fund.

The SBIC Fund now has investments in five portfolio companies. As of June 30, 2013, the investment portfolio held by the SBIC Fund consisted of outstanding loans with an aggregate principal balance of $26.5 million and equity investments with a fair value of $4.6 million.

RESULTS OF OPERATIONS

Investment income

Total investment income was $4.2 million for the quarter ended June 30, 2013, compared with $4.5 million for the same period in the prior year. The $0.3 million decrease in total investment income was attributable primarily to a $0.6 million reduction in interest income from Tamarix Capital Partners, L.P. as a result of the Company’s deconsolidation of Tamarix Capital Partners, L.P. effective July 27, 2012.

Total expenses

Total expenses were $2.8 million for the quarter ended June 30, 2013, compared with $3.4 million for the same period in the prior year. The $0.6 million decrease in total expenses was attributable primarily to a $0.6 million reduction in interest expense owing to a decrease in revolving credit facility borrowings. Other expense changes relative to the prior comparable period included a $0.3 million reduction in management fees (relating chiefly to $0.5 million in management fees incurred by Tamarix Capital Partners, L.P. for the quarter ended June 30, 2012) and a $0.1 million decrease in general and administrative expenses, offset by a $0.2 million increase in administrative fees (related to costs incurred by the Company under the Administration Agreement entered into in connection with the IPO) and a $0.1 million increase in professional fees.

Net investment income

Based on the foregoing, net investment income was $1.5 million and $1.1 million, respectively, for the quarters ended June 30, 2013 and June 30, 2012, respectively.

OFS Capital Corporation

Q2-2013 Earnings Press Release

Net realized and unrealized gain (loss) on investments

For the quarter ended June 30, 2013, the Company did not recognize any realized gains or losses. Net unrealized gain on investments totaled $1.8 million for the quarter ended June 30, 2013, comprised of $0.9 million of net unrealized gain on non-affiliate investments (i.e., investment assets in OFS Capital WM) and $0.9 million of net unrealized gain on affiliate investments (the Company’s limited partnership interest in the SBIC Fund).

For the quarter ended June 30, 2012, net realized loss on investments totaled $1.2 million, owing to a $1.2 million net realized loss on non-affiliate investments (relating to a debt investment sale by OFS Capital WM). Net unrealized loss on investments totaled $0.9 million for the quarter ended June 30, 2012, consisting of $0.9 million of net unrealized losses on non-affiliate investments (i.e., investment assets in OFS Capital WM).

Net increase (decrease) in net assets resulting from operations

Net increase in net assets resulting from operations was $3.3 million for the quarter ended June 30, 2013, compared with a net decrease in net assets resulting from operations of $0.4 million for the quarter ended June 30, 2012.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2013, OFS Capital had $10.0 million in cash and cash equivalents, $94.2 million in debt outstanding, and $40.0 million in borrowing availability on its revolving credit facility.

The Company intends to continue to use its liquidity to finance its investment objectives.

CONFERENCE CALL

A conference call is scheduled for today at 10:00 a.m. Eastern Time. Glenn Pittson, Chairman & Chief Executive Officer, will host the call along with Robert Palmer, Chief Financial Officer.

Interested parties can listen to the call via the following:

INTERNET:	Go to www.ofscapital.com at least 15 minutes prior to the start time of the call to register, download and install any necessary audio software. A replay will be available for 90 days on our website at www.ofscapital.com

PHONE:	888-317-6016 (Domestic) or 412-317-6016 (International)

REPLAY:	Available through August 15, 2013 at 9:00 a.m. Eastern Time. 877-344-7529 (Domestic) or 412-317-0088 (International) – conference ID #10031610

For more detailed discussion of the financial and other information included in this press release, please refer to the Company’s Form 10-Q for the quarter ended June 30, 2013, which is to be filed with the Securities and Exchange Commission.

OFS Capital Corporation

Q2-2013 Earnings Press Release

EXCERPTS FROM OFS CAPITAL’S UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOLLOW

OFS Capital Corporation and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	June 30,	December 31,
	2013	2012
	(unaudited)
Assets
Investments, at fair value
Non-affiliate investments (cost of $222,175 and $231,781, respectively)	$219,991	$227,542
Affiliate investments (cost of $7,577 and $5,049, respectively)	8,345	4,657

Total investments at fair value	228,336	232,199
Cash and cash equivalents	9,954	8,270
Restricted cash and cash equivalents	623	623
Interest receivable	876	1,292
Prepaid expenses and other assets	360	326
Deferred financing costs, net of accumulated amortization of $1,521 and $1,336, respectively	2,204	2,839

Total assets	$242,353	$245,549

Liabilities
Accrued professional fees	$493	$463
Interest payable	836	1,222
Dividend payable	3,272	1,628
Management fees payable	867	667
Administration fee payable	178	110
Other payables	173	223
Due to affiliated entities, net	—	9
Deferred loan fee revenue	324	204
Revolving line of credit	94,164	99,224

Total liabilities	100,307	103,750

Net Assets
Preferred stock, par value of $0.01 per share, 2,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2013 and December 31, 2012	—	—
Common stock, par value of $0.01 per share, 100,000,000 shares authorized, 9,624,990 and 9,578,691 shares issued and outstanding as of June 30, 2013 and December 31, 2012	96	96
Paid-in capital in excess of par	143,068	142,408
Distributions in excess of net investment income	(3,722)	(94)
Net unrealized appreciation (depreciation) on investments	2,604	(611)

Total net assets	142,046	141,799

Total liabilities and net assets	$242,353	$245,549

Number of shares outstanding	9,624,990	9,578,691

Net asset value per share	$14.76	$14.80

OFS Capital Corporation

Q2-2013 Earnings Press Release

OFS Capital Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(Amounts in thousands, except share and per share data)

		Pre-IPO prior to		Pre-IPO prior to
		becoming a		becoming a
		Business		Business
		Development		Development
		Company (1)		Company (1)
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Investment income
Interest income from non-affiliate investments	$4,236	$4,493	$8,601	$5,071
Dividend and fee income	—	45	—	91

Total investment income	4,236	4,538	8,601	5,162

Expenses
Interest expense	862	1,445	1,709	1,445
Amortization of deferred financing closing costs	166	143	635	143
Management fees	794	1,083	1,601	1,440
Professional fees	509	388	759	403
Administrative fee	177	—	457	—
General and administrative expenses	262	341	532	378

Total expenses	2,770	3,400	5,693	3,809

Net investment income	1,466	1,138	2,908	1,353

Net realized and unrealized gain (loss) on investments
Net realized gain (loss) on non-affiliate investments	—	(1,165)	5	(1,165)
Net change in unrealized depreciation on non-affiliate investments	882	(939)	2,055	(939)
Net change in unrealized depreciation on affiliate investments	909	—	1,160	—

Net realized and unrealized gain (loss) on investments	1,791	(2,104)	3,220	(2,104)

Other income (loss) prior to becoming a business development company
Income from equity interest in OFS Capital WM	—	—	—	2,645
Net loss attributable to non-controlling interests	—	29	—	29
Other loss	—	(3)	—	(3)

Total other income prior to becoming a business development company	—	26	—	2,671

Net increase (decrease) in net assets before cumulative effect of accounting change	3,257	(940)	6,128	1,920
Cumulative effect of accounting change	—	570	—	570

Net increase (decrease) in net assets resulting from operations	$3,257	$(370)	$6,128	$2,490

Net investment income per common share - basic and diluted	$0.15		$0.30

Net increase in net assets resulting from operations per common share - basic and diluted	$0.34		$0.64

Dividend declared per common share - basic and diluted	$0.34		$0.68

Basic and diluted weighted average shares outstanding	9,621,354		9,611,707

(1)	For historical periods that include financial results prior to November 7, 2012, the Company did not have common shares outstanding or an equivalent and, therefore, earnings per share, dividends declared per common shares and weighted average shares outstanding information for periods that include financial results prior to November 7, 2012 are not provided.

OFS Capital Corporation

Q2-2013 Earnings Press Release

ABOUT OFS CAPITAL

OFS Capital Corporation (NASDAQ: OFS) is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company. OFS Capital’s investment objective is to provide shareholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments. OFS Capital invests primarily in middle-market companies in the United States, generally focusing its investment activities on private companies that are owned by private equity sponsors or owner/operators and have annual EBITDA between $5 million and $50 million. OFS Capital offers flexible solutions through a variety of asset classes including senior secured, unitranche, second-lien and mezzanine loans, and to a lesser extent, equity securities. OFS Capital’s investment activities are managed by OFS Capital Management, LLC, an investment adviser registered under the Investment Advisers Act of 1940 and headquartered in Rolling Meadows, Illinois, with additional offices in New York and Los Angeles.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may contain forward-looking statements that involve substantial risks and uncertainties, some of which are beyond the control of OFS Capital’s management, and are difficult to predict. Such forward-looking statements are not historical facts but, rather, reflect assumptions, estimates, and projections by OFS Capital concerning anticipated results and provide no guarantee of future performance. All forward-looking statements speak only as of the date of this press release, and OFS Capital undertakes no duty to update any forward-looking statements herein made.

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